                                                                    EXHIBIT 4(f)


                             AMENDED AND RESTATED

                                TRUST AGREEMENT

                                      OF

                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I

                         DATED AS OF FEBRUARY 1, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I--INTERPRETATION AND DEFINITIONS

     1.1       Definitions.............................................        1

ARTICLE II--TRUST INDENTURE ACT

     2.1       Trust Indenture Act; Application........................       12
     2.2       Lists of Holders of Trust Securities....................       13
     2.3       Reports by the Property Trustee.........................       13
     2.4       Periodic Reports to Property Trustee....................       14
     2.5       Evidence of Compliance
               with Conditions Precedent...............................       14
     2.6       Trust Enforcement Events; Waiver........................       14
     2.7       Trust Enforcement Event; Notice.........................       16

ARTICLE III--ORGANIZATION

     3.1       Name....................................................       17
     3.2       Office..................................................       17
     3.3       Purpose.................................................       17
     3.4       Authority...............................................       17
     3.5       Title to Property of the Trust..........................       18
     3.6       Powers and Duties of the Regular Trustees...............       18
     3.7       Prohibition of Actions by the Trust
               and the Trustees........................................       21
     3.8       Powers and Duties of the Property Trustee...............       22
     3.9       Certain Duties and Responsibilities
               of the Property Trustee.................................       24
     3.10      Certain Rights of Property Trustee......................       26
     3.11      Delaware Trustee........................................       29
     3.12      Execution of Documents..................................       29
     3.13      Not Responsible for Recitals
               or Issuance of Trust Securities.........................       29
     3.14      Duration of Trust.......................................       29
     3.15      Mergers.................................................       29

ARTICLE IV--SPONSOR

     4.1       Responsibilities of the Sponsor.........................       32
     4.2       Indemnification and Expenses
               of the Property Trustee and the
               Delaware Trustee........................................       32

                                      (i)

ARTICLE V--TRUST COMMON SECURITIES HOLDER

     5.1       Company's Purchase of Trust
               Common Securities.......................................     33
     5.2       Covenants of the Trust Common
               Securities Holder.......................................     33

ARTICLE VI--TRUSTEES

     6.1       Number of Trustees......................................     33
     6.2       Delaware Trustee........................................     34
     6.3       Property Trustee; Eligibility...........................     34
     6.4       Qualifications of Regular Trustees
               and Delaware Trustee Generally..........................     35
     6.5       Regular Trustees........................................     35
     6.6       Delaware Trustee........................................     36
     6.7       Appointment, Removal and Resignation
               of Trustees.............................................     36
     6.8       Vacancies among Trustees................................     37
     6.9       Effect of Vacancies.....................................     38
     6.10      Meetings................................................     38
     6.11      Delegation of Power.....................................     39
     6.12      Merger, Conversion, Consolidation
               or Succession to Business...............................     39

ARTICLE VII--DISTRIBUTIONS

     7.1       Distributions...........................................     39

ARTICLE VIII--ISSUANCE OF TRUST SECURITIES

     8.1       Designation and General Provisions
               Regarding Trust Securities..............................     41
     8.2       Redemption of Trust Securities..........................     43
     8.3       Redemption Procedures...................................     45
     8.4       Voting Rights of Trust Preferred
               Securities..............................................     47
     8.5       Voting Rights of Trust Common Securities................     51
     8.6       Paying Agent............................................     53
     8.7       Listing.................................................     53
     8.8       Acceptance of Trust Agreement,
               Affiliate Investment Instruments,
               Guarantees and Agreement of Limited
               Partnership.............................................     53

ARTICLE IX--DISSOLUTION AND LIQUIDATION OF THE TRUST

     9.1       Dissolution of Trust....................................     54
     9.2       Liquidation Distribution Upon
               Termination and Dissolution of the Trust................     55

                                     (ii)

ARTICLE X--TRANSFER OF INTERESTS

     10.1      Transfer of Trust Securities............................       57
     10.2      Transfer of Certificates................................       57
     10.3      Deemed Security Holders.................................       57
     10.4      Book-Entry Interests....................................       58
     10.5      Notices to Depository...................................       59
     10.6      Appointment of Successor Depository.....................       59
     10.7      Definitive Trust Preferred
               Security Certificates...................................       59
     10.8      Mutilated, Destroyed, Lost
               or Stolen Certificates..................................       60

ARTICLE XI--LIMITATION OF LIABILITY OF HOLDERS OF TRUST
            SECURITIES, TRUSTEES AND OTHERS

     11.1      Liability...............................................       61
     11.2      Exculpation.............................................       62
     11.3      Fiduciary Duty..........................................       62
     11.4      Indemnification.........................................       63
     11.5      Outside Businesses......................................       67

ARTICLE XII--ACCOUNTING

     12.1      Fiscal Year.............................................       67
     12.2      Certain Accounting Matters..............................       68
     12.3      Banking.................................................       68
     12.4      Withholding.............................................       69

ARTICLE XIII--AMENDMENTS, CERTAIN ACTIONS OF PROPERTY
              TRUSTEE REQUIRING APPROVAL AND MEETINGS

     13.1      Amendments and Actions of
               Property Trustee Requiring Approval.....................       69
     13.2      Meetings of the Holders of Trust
               Securities; Action by Written Consent...................       73

ARTICLE XIV--REPRESENTATIONS OF PROPERTY TRUSTEE
             AND DELAWARE TRUSTEE

     14.1      Representations and Warranties
               of Property Trustee.....................................       74
     14.2      Representations and Warranties
               of Delaware Trustee.....................................       75

ARTICLE XV--MISCELLANEOUS

     15.1      Notices.................................................       76
     15.2      Governing Law...........................................       77

                                     (iii)

     15.3      Intention of the Parties................................      77
     15.4      Headings................................................      77
     15.5      Successors and Assigns..................................      77
     15.6      Partial Enforceability..................................      78
     15.7      Counterparts............................................      78

EXHIBIT A-1 -- FORM OF TRUST PREFERRED SECURITY CERTIFICATE............   A-1.1
EXHIBIT A-2 -- FORM OF TRUST COMMON SECURITY CERTIFICATE...............   A-2.1

                                     (iv)

                            CROSS-REFERENCE TABLE*

     SECTION OF
TRUST INDENTURE ACT                          SECTION OF
OF 1939, AS AMENDED                          TRUST AGREEMENT
     310(a)(1) and (2) ......................     6.3(a)
     310(a)(3) and (4) ......................Inapplicable
     310(b) .................................     6.3(b)
     310(c) .................................Inapplicable
     311(a) .................................     2.2(b)
     311(b) .................................     2.2(b)
     311(c) .................................Inapplicable
     312(a) .................................     2.2(a)
     312(b) .................................     2.2(b)
     312(c) .................................     2.2(b)
     313(a), (b)(2), (c) and (d) ............2.3, 12.2(b)
     313(b)(1) ..............................Inapplicable
     314(a) .................................        2.4
     314(b) .................................Inapplicable
     314(c)(1) and (2) ......................        2.5
     314(c)(3) ..............................Inapplicable
     314(d) .................................Inapplicable
     314(e) .................................        1.1
     314(f) .................................Inapplicable
     315(a) and (b) .........................     3.9(b)
     315(b) .................................        2.7
     315(c) .................................     3.9(a)
     315(e) .................................     2.1(a)
     316(a)(1) ..............................2.6, 8.4, 8.5
     316(a)(2) ..............................Not required
     316(a) (last sentence) .................        1.1
     316(b) .................................        2.1
     316(c) .................................     3.6(d)
     317(a) .................................        2.1
     317(b) .................................     3.8(g)
     318(a) .................................     2.1(c)

__________________________

* This Cross-Reference Table does not constitute part of this Trust Agreement and shall not affect the interpretation of any of its terms or provisions.

                                      (v)

                             AMENDED AND RESTATED
                                TRUST AGREEMENT
                                      OF
                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I


          AMENDED AND RESTATED TRUST AGREEMENT (this "Trust Agreement") dated and effective as of February 1, 1997, by the Trustees (as defined herein), the Sponsor and Depositor (as defined herein) and by the Holders (as defined herein), from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Trust Agreement;

          WHEREAS, certain of the Trustees and the Sponsor established HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I (the "Trust"), a statutory business trust created under the Business Trust Act (as defined herein) pursuant to a Trust Agreement dated as of December 19, 1996 (the "Original Trust Agreement"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on December 23, 1996, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Partnership Preferred Securities (as defined herein);

          WHEREAS, the parties hereto, by this Trust Agreement, wish to amend and restate each and every term and provision of the Original Trust Agreement.

          NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Trust Agreement constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the Holders, from time to time, of the securities representing undivided beneficial ownership interests in the assets of the Trust issued hereunder, subject to the provisions of this Trust Agreement.

                                   ARTICLE I
                        INTERPRETATION AND DEFINITIONS

          Section 1.1    Definitions.
                         -----------

          Unless the context otherwise requires:

          (a) capitalized terms used in this Trust Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Trust Agreement has the same meaning throughout;

          (c) all references to "this Trust Agreement" are to this Trust Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Trust Agreement to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Trust Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement unless otherwise defined in this Trust Agreement or unless the context otherwise requires;

          (f)  a reference to the singular includes the plural and vice versa;
and

          (g) a term used in this Trust Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement of Limited Partnership.

          "Affiliate" means, with respect to any specified person, any other person that directly or indirectly controls or is controlled by, or is under common control with such specified person.

          "Affiliate Investment Instruments" has the meaning set forth in
Section 7.1 of the Agreement of Limited Partnership.

          "Agreement of Limited Partnership" means the Amended and Restated Agreement of Limited Partnership of HEI Preferred Funding, LP dated as of February 1, 1997, as it may be amended and restated from time to time.

          "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

          "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Depository as set forth in Section 10.4 of this Trust Agreement, or on the books of a Person maintaining an account with the Depository (directly as a Depository Participant or as an indirect participant or otherwise, in each case in accordance with the rules of the Depository).

          "Business Day" means any day other than a day on which banking institutions in the City of New York are authorized or required by law to close.

          "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

          "Certificate" means a Trust Common Security Certificate or a Trust Preferred Security Certificate.

          "Change in 1940 Act Law" means any change on or after the date of the prospectus supplement relating to the issuance of the Trust Preferred Securities in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority.

          "Closing Date" means February 4, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

          "Commission" means the Securities and Exchange Commission.

          "Common Security Holder of the Trust" means the Company in its capacity as Holder of the Trust Common Security.

          "Company" means Hawaiian Electric Industries, Inc., a Hawaii corporation.

          "Company Indemnified Person" means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates.

          "Compounded Distributions" has the meaning set forth in Section 7.1(a) of this Trust Agreement.

          "Corporate Trust Office" means the principal corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 21st Floor, New York, New York 10286.

          "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Trust Securities.

          "Definitive Trust Preferred Security Certificates" has the meaning set forth in Section 10.4 of this Trust Agreement.

          "Delaware Trustee" has the meaning set forth in Section 6.2 of this Trust Agreement.

          "Depository" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Trust Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of beneficial interests in the Trust Preferred Securities.

          "Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of interest in securities deposited with the Depository.

          "Distribution(s)" has the meaning set forth in Section 7.1(a) of this Trust Agreement.

          "DTC" means The Depository Trust Company, the initial Depository.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

          "Fiduciary Indemnified Person" has the meaning set forth in Section 11.4(b) of this Trust Agreement.

          "Fiscal Period" has the meaning set forth in Section 1.1 of the Agreement of Limited Partnership.

          "Fiscal Year" has the meaning set forth in Section 12.1 of this Trust Agreement.

          "General Partner" means Hycap Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, in its capacity as the general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the Agreement of Limited Partnership.

          "Global Certificate" has the meaning set forth in Section 10.4 of this Trust Agreement.

          "Holder" means a Person in whose name a certificate representing a Trust Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

          "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

          "Initial Debentures" has the meaning set forth in Section 7.1(b) of the Agreement of Limited Partnership.

          "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company and is not an Investment Company by reason of Section 3(a) or 3(b) of the 1940 Act.

          "Investment Company" means an investment company as defined in the 1940 Act.

          "Investment Event of Default" has the meaning set forth in Section 1.1 of the Agreement of Limited Partnership.

          "Investment Guarantee" means any guarantee by the Company with respect to (1) payment of interest, principal and other payment terms of Affiliate Investment Instruments that are debt securities of an Investment Affiliate and
(2) the payment of dividends, distributions and other payment terms of Affiliate Investment Instruments that are preferred or preference stock of an Investment Affiliate when, as and if declared by such Investment Affiliate.

          "Legal Action" has the meaning set forth in Section 3.6(h) of this Trust Agreement.

          "List of Holders" has the meaning set forth in Section 2.2(a) of this Trust Agreement.

          "Majority in liquidation amount" means, with respect to the Trust Securities, or either class thereof, as the context may require, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or Holders of outstanding Trust Preferred Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Preferred Securities, as the case may be.

          "Ministerial Action" means, a ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) which in the sole judgement of the Company or the General Partner, as the case may be, has or will cause no adverse effect on the Trust, the Partnership, the Company, or the Holders of the Trust Securities and will involve no material cost.

          "Nasdaq" means the National Association of Securities Dealers Automated Quotation System.

          "1940 Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

          "Officer's Certificate" means, with respect to any Person (who is not an individual), a certificate signed by an Authorized Officer of such Person, and, with respect to a natural person, a certificate signed by such person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

          "Partnership" means HEI Preferred Funding, LP, a Delaware limited partnership formed pursuant to the Agreement of Limited Partnership.

          "Partnership Enforcement Event" has the meaning set forth in Section 6.2(h)(i) of the Agreement of Limited Partnership.

          "Partnership Guarantee" means the Partnership Guarantee Agreement between the Company and The Bank of New York, as trustee, dated as of February 1, 1997, by the Company in favor of the Partnership Preferred Security holders with respect to the Partnership Preferred Securities, as amended or supplemented from time to time.

          "Partnership Preferred Securities" has the meaning set forth in
Section 1.1 of the Agreement of Limited Partnership.

          "Partnership Special Event" has the meaning set forth in Section 1.1 of the Agreement of Limited Partnership.

          "Payment Amount" has the meaning set forth in Section 7.1(a) of this Trust Agreement.

          "Paying Agent" has the meaning set forth in Section 3.8(g) of this Trust Agreement.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Security Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant or otherwise, in each case in accordance with the rules of the Depository).

          "Property Account" has the meaning set forth in Section 3.8(c) of this Trust Agreement.

          "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 6.3 of this Trust Agreement.

          "Pro Rata" means, in reference to any distributions on or redemptions of Trust Securities or the distribution of Partnership Preferred Securities or any other payment with respect to Trust Securities in connection with a Trust Special Event or liquidation of the Trust, pro rata to each Holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Trust Securities outstanding.

          "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

          "Redemption Price" has the meaning set forth in Section 8.2(a) of this Trust Agreement.

          "Regular Trustee" has the meaning set forth in Section 6.1 of this Trust Agreement.

          "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

          "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, who has direct responsibility for the administration of the Trust, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Rule 3a-5" means Rule 3a-5 under the 1940 Act.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          "Special Representative" has the meaning set forth in Section 6.2(h)
(i) of the Agreement of Limited Partnership.

          "Sponsor" means the Company or any successor entity in a merger, conversion, consolidation or amalgamation, in its capacity as sponsor and depositor of the Trust.

          "Successor Delaware Trustee" has the meaning set forth in Section 6.7(b) of this Trust Agreement.

          "Successor Entity" has the meaning set forth in Section 3.15 of this Trust Agreement.

          "Successor Property Trustee" has the meaning set forth in Section 6.7(b) of this Trust Agreement.

          "Successor Trust Securities" has the meaning set forth in Section
3.15 of this Trust Agreement.

          "Super Majority" has the meaning set forth in Section 2.6(a) (ii) of this Trust Agreement.

          "Tax Action" means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any State or the District of Columbia or of any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Initial Debentures, the Partnership Preferred Securities or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus supplement related to the issuance of the Trust Preferred Securities.

          "10% in liquidation amount" means, with respect to the Trust Securities, or either class thereof, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or Holders of outstanding Trust Preferred Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Preferred Securities, as the case may be.

          "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust Common Security" has the meaning set forth in Section 8.1 of this Trust Agreement.

          "Trust Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

          "Trust Common Securities Guarantee" means the Trust Common Securities Guarantee Agreement dated as of February 1, 1997, entered into by the Company, as Guarantor, for the benefit of the holders of the Trust Common Securities.

          "Trust Dissolution Tax Opinion" means an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the effect that there has been a Trust Tax Event.

          "Trust Enforcement Event" means the occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Preferred Securities Guarantee or (iii) a Partnership Enforcement Event.

          "Trust Guarantees" means the Trust Common Securities Guarantee and the Trust Guarantee, collectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

          "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of recognized independent legal counsel (which may be counsel to the Company) experienced in such matters to the effect that, as a result of a Change in 1940 Act Law, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

          "Trust Liquidation" has the meaning set forth in Section 9.2(a) of this Trust Agreement.

          "Trust Liquidation Distribution" has the meaning set forth in Section 9.2(a) of this Trust Agreement.

          "Trust Preferred Securities Guarantee" or "Trust Guarantee" means the Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York, as Trustee, dated as of February 1, 1997, for the benefit of the Holders of the Trust Preferred Securities, as amended or supplemented from time to time.

          "Trust Preferred Security" has the meaning set forth in Section 8.1(a) of this Trust Agreement.

          "Trust Preferred Security Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

          "Trust Preferred Security Certificate" means a certificate representing a Trust Preferred Security substantially in the form of Exhibit A-1.

          "Trust Redemption Tax Opinion" means an opinion of recognized independent tax counsel (which may be counsel for the Company) experienced in such matters that there has been a Trust Tax Event, and following such Trust Tax Event there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Affiliate Investment Instrument that is a debt instrument issued by such

Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the Holders of the Trust Securities in liquidation of such Holders' interests in the Trust.

          "Trust Securities" means the Trust Common Securities and the Trust Preferred Securities.

          "Trust Special Event" means a Trust Tax Event or a Trust Investment Company Event.

          "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees, a Trust Dissolution Tax Opinion to the effect that there has been a Tax Action that results in there being more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accumulated or received on the Partnership Preferred Securities, (ii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument that is a debt instrument issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

          "Trustee" or "Trustees" means each Person who has signed this Trust Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                                  ARTICLE II
                              TRUST INDENTURE ACT

          Section 2.1  Trust Indenture Act; Application.
                       --------------------------------

          (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions, including, but not limited to, Sections 315(e), 316(b) and 317(a) of the Trust Indenture Act.

          (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

          Section 2.2 Lists of Holders of Trust Securities.
                      ------------------------------------

          (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Trust Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more that 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity) provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act. The Property Trustee and Sponsor are protected under Section 312(c) of the Trust Indenture Act.

          Section 2.3 Reports by the Property Trustee.  Within 60 days after
                      -------------------------------
May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Property

Trustee shall also comply with Section 313(b) of the Trust Indenture Act, if and as required, in the form and manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

          Section 2.4 Periodic Reports to Property Trustee. Each of the Sponsor
                      -------------------------------------
and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314(a) of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trust Guarantee Trustee is for informational purposes only and the Trust Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

          Section 2.5 Evidence of Compliance with Conditions Precedent. Each of
                      ------------------------------------------------
the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) (1) may be given in the form of an Officer's Certificate.

          Section 2.6 Trust Enforcement Events; Waiver.
                      --------------------------------

          (a) The Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Trust Enforcement Event in respect of the Trust Preferred Securities and its consequences, provided that, if the underlying event of default or Partnership Enforcement Event:

               (i) is not waivable under the Trust Preferred Securities Guarantee or the Agreement of Limited Partnership, the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

               (ii) requires the consent or vote of the Holders of greater than a Majority in liquidation amount of the Trust Preferred Securities to be waived under the Trust Preferred Securities Guarantee or of holders of greater than a Majority in Liquidation Preference of the Partnership Preferred.

Securities to be waived under the Agreement of Limited Partnership (a "Super Majority"), the Trust Enforcement Event under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Super Majority in liquidation amount of the Trust Preferred Securities.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a) (1) (B) of the Trust Indenture Act and such Section 316(a) (1) (B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of Trust Enforcement Events with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holder of the Trust Common Securities of any such Trust Enforcement Event with respect to the Trust Common Securities for all purposes of this Trust Agreement without any further act, vote, or consent of the Holders of the Trust Common Securities.

          (b) The Holder of the Trust Common Securities may waive any past Trust Enforcement Event with respect to the Trust Common Securities and its consequences, provided that, if the underlying event of default or Partnership Enforcement Event:

               (i) is not waivable under the Trust Common Securities Guarantee or the Agreement of Limited Partnership, except where the Holder of the Trust Common Securities is deemed to have waived such Trust Enforcement Event under this Trust Agreement as provided below in this Section 2.6(b), the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

               (ii) requires the consent or vote of the Holders of a Super Majority to be waived, except where the Holder of the Trust Common Securities is deemed to have waived such Trust Enforcement Event under the Trust Agreement as provided below in this Section 2.6(b), the Trust Enforcement Event under this Trust Agreement may only be waived by the vote or written consent of the Holder of the Trust Common Securities; provided further, the Holder of Trust Common Securities will be deemed.

to have waived any such Trust Enforcement Event and all Trust Enforcement Events with respect to the Trust Common Securities and its consequences until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Trust Enforcement Events have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Trust Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Trust Enforcement Event with respect to the Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Common Securities or impair any right consequent thereon.

          (c) A waiver of Partnership Enforcement Events under the Agreement of Limited Partnership by the Property Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding Trust Enforcement Event under this Trust Agreement. The foregoing provisions of this
Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act.

          Section 2.7 Trust Enforcement Event; Notice.  The Property Trustee
                      -------------------------------
shall, within 90 days after the occurrence of a Trust Enforcement Event, transmit by mail, first class postage prepaid, to the Holders of the Trust Securities as the names and addresses of the Holders appear on the books and records of the Trust, notices of all defaults with respect to the Trust Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7 being hereby defined to be defaults as defined in the Trust Guarantees or the Agreement of Limited Partnership, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Affiliate Investment Instruments or in the payment of any sinking fund installment established for the Affiliate Investment Instruments, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities. The Property Trustee shall not be deemed to have notice of any Trust Enforcement Event unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of such Trust Enforcement Event is received by the Trustee and such notice references the Trust Preferred Securities and this Trust Agreement.

                                  ARTICLE III
                                 ORGANIZATION

          Section 3.1 Name. The Trust is named "Hawaiian Electric Industries
                      ----
Capital Trust I", as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Trust Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

          Section 3.2 Office. The address of the principal office of the Trust
                      ------
is c/o The Bank of New York, 101 Barclay Street, 21st Floor, New York, New York 10286. On ten Business Days written notice to the Holders of Trust Securities, the Regular Trustees may designate another principal office.

          Section 3.3 Purpose. The exclusive purposes and functions of the Trust
                      -------
are (a) to issue and sell Trust Securities and to use the proceeds from such sale to acquire the Partnership Preferred Securities, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would be inconsistent with the Trust being classified for United States federal income tax purposes as a grantor trust.

          Section 3.4 Authority. Subject to the limitations provided in this
                      ---------
Trust Agreement and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust.

An action taken by the Regular Trustees and the Sponsor in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees and the Sponsor acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees or the Sponsor to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees and the Sponsor as set forth in this Trust Agreement.

          Section 3.5 Title to Property of the Trust. Except as provided in
                      ------------------------------
Section 3.8 with respect to the Partnership Preferred Securities and the Property Account or as otherwise provided in this Trust Agreement, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust.

          Section 3.6 Powers and Duties of the Regular Trustees. The Regular
                      -----------------------------------------
Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

          (a) To issue and sell the Trust Securities in accordance with this Trust Agreement, and to execute and deliver (after authentication of the Trust Preferred Securities by the Property Trustee if such execution is by the facsimile signature of a Regular Trustee) certificates representing the Trust Securities; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities, and, provided further, that there shall be no interests in the Trust other than the Trust Securities, and the issuance of Trust Securities shall be limited to a one-time, simultaneous issuance of both Trust Preferred Securities and Trust Common Securities on the Closing Date;

          (b) To acquire the Partnership Preferred Securities with the proceeds of the sale of the Trust Securities; provided, however, that the Regular Trustees shall cause legal title to the Partnership Preferred Securities to be held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Preferred Securities and the Holder of the Trust Common Securities;

          (c) To give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Trust Special Event; provided that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Trust Special Event;

          (d) To establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Preferred Securities and the Holder of the Trust Common Securities as to such actions and applicable record dates;

          (e) To give prompt written notice to the Holders of the Trust Securities of any notice received from the Partnership of the General Partner's election not to make a current, quarterly distribution on the Partnership Preferred Securities under the Agreement of Limited Partnership;

          (f) To take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities;

          (g) To bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless, pursuant to Section 3.8(f), the Property Trustee has the exclusive power to bring such Legal Action;

          (h) To employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (i) To cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (j) To give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

          (k) To incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (l) To act as, or appoint another Person to act as, registrar and transfer agent for the Trust Securities;

          (m) To execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

          (n) To take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and priviledges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created; and

          (o) To take any action, or to take no action, not inconsistent with this Trust Agreement or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

               (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the 1940 Act; and

               (ii) taking no action which would be inconsistent with the Trust being classified as a grantor trust for United States federal income tax purposes; provided that such action does not materially adversely affect the interests of Holders; and

          (p) To take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

          The Regular Trustees must exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

          Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

          Any expenses incurred by the Regular Trustees pursuant to this Section
3.6 shall be reimbursed by the General Partner pursuant to Section 9.1 of the Agreement of Limited Partnership.

          Section 3.7 Prohibition of Actions by the Trust and the Trustees. The
                      ----------------------------------------------------
Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

          (a) invest any proceeds received by the Trust from holding the Partnership Preferred Securities, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities;

          (b)  acquire any assets other than as expressly provided herein;

          (c)  possess Trust property for other than a Trust purpose;

          (d) make any loans or incur any indebtedness or acquire any securities other than the Partnership Preferred Securities;

          (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever;

          (f) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;

          (g) other than as set forth herein, (A) cause the Special Representative to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative or exercising any trust or power conferred upon the Special Representative with respect to the Partnership Preferred Securities, the Affiliate Investment Instruments, and the Investment Guarantees, (B) cause the Special Representative to waive any past default that is waivable under the Agreement of Limited Partnership, the Affiliated Investment Instruments or the Investment Guarantees, (C) cause the Special Representative to exercise any right to rescind or annul any declaration that the principal of, or other amounts in respect of, any Affiliate Investment

Instruments is due and payable or (D) consent to any amendment, modification or termination of the Agreement of Limited Partnership or the Partnership Preferred Securities where such consent shall be required; and

          (h) other than in connection with the liquidation of the Trust pursuant to a Trust Special Event or upon redemption of all the Trust Securities, file a certificate of cancellation of the Trust.

          Section 3.8 Powers and Duties of the Property Trustee.
                      -----------------------------------------

          (a) The legal title to the Partnership Preferred Securities shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Trust Securities. The right, title and interest of the Property Trustee to the Partnership Preferred Securities shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 6.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Partnership Preferred Securities have been executed and delivered.

          (b) The Property Trustee shall not transfer its right, title and interest in the Partnership Preferred Securities to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          (c)  The Property Trustee shall:

               (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Trust Securities and, upon receipt of payments of funds made in respect of the Partnership Preferred Securities held by the Property Trustee, deposit such funds into the Property Account and make payments to the Holders of the Trust Securities from the Property Account in accordance with Section 7.1. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Trust Agreement. The Property Account shall be an account that is maintained with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority;

               (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Securities to the extent the Partnership Preferred Securities are redeemed; and

               (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Trust Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Partnership Preferred Securities to Holders of Trust Securities upon the occurrence of a Trust Special Event.

          (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Trust Securities.

          (e) The Property Trustee shall take any Legal Action which arises out of or in connection with (i) a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or (ii) the Property Trustee's duties and obligations under this Trust Agreement or the Trust Indenture Act.

          (f) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Partnership Preferred Securities and, if a Trust Enforcement Event occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Trust Securities, enforce its rights as holder of the Partnership Preferred Securities subject to the rights of the holders pursuant to the terms of such Trust Securities.

          (g) The Property Trustee may authorize one or more Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Trust Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

          (h) The Property Trustee shall continue to serve as a Trustee until either:

               (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Trust Securities pursuant to the terms of the Trust Securities; or

               (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.7.

          (i) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

          The Property Trustee must exercise the powers set forth in this
Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

          Section 3.9 Certain Duties and Responsibilities of the Property
                      ---------------------------------------------------
Trustee.
-------

          (a) The Property Trustee, during the period before the occurrence of any Trust Enforcement Event and during any period after the curing or waiver of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) during the period prior to the occurrence of a Trust Enforcement Event and during any period after the curing or waiving of all such Trust Enforcement Events that may have occurred:

                         (A)  the duties and obligations of the Property Trustee
shall be determined solely by the express provisions of this Trust Agreement and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust

Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee; and

                         (B)  in the absence of bad faith on the part of the
Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) subject to the requirement of the Property Trustee receiving a tax opinion as set forth in Section 8.4(d) or 8.5(c), as the case may be, the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iv) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

               (v) the Property Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Partnership Preferred Securities and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Partnership Preferred Securities or the payment of any taxes or assessments levied thereon or in connection therewith;

               (vii) money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

               (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

          Section 3.10 Certain Rights of Property Trustee.
                       ----------------------------------

          (a)  Subject to the provisions of Section 3.9:

               (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Sponsor or the Regular Trustees acting on behalf of the Trust contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate;

               (iii) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

               (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

               (v) the Property Trustee may, at the expense of the Sponsor, consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

               (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Holder, unless (a) such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the fees, charges, costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee and (b) the Property Trustee has obtained the legal opinions, if any, required by Section 8.4(d) or 8.5(c), as the case may be, of this Agreement; provided, that, nothing contained in this
Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of a Trust Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

               (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (a) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (b) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (c) shall be protected in conclusively relying on or acting in accordance with such instructions; provided, however, that the Property Trustee shall not be required to take any action unless it shall have obtained such legal opinions, if any, required by Sections 8.4(d) or 8.5(c), as the case may be, of this Agreement; and

               (xi) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

          In the event that the Property Trustee is also acting as authenticating agent, Paying Agent, transfer agent and security registrar, the rights and protections afforded to the Property Trustee pursuant to this Article III shall also be afforded to such authenticating agent, Paying Agent, transfer agent and security registrar.

          (b) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

          Section 3.11  Delaware Trustee.  Notwithstanding any provision of this
                        ----------------
Trust Agreement other than Section 6.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Trust Agreement. Except as set forth in Section 6.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. In no event shall the Property Trustee or the Delaware Trustee be liable for any act or omission of any of the Regular Trustees hereunder.

          Section 3.12  Execution of Documents.  Unless otherwise determined by
                        ----------------------
the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6.

          Section 3.13  Not Responsible for Recitals or Issuance of Trust
                        -------------------------------------------------
Securities.  The recitals contained in this Trust Agreement and the Trust
----------
Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

          Section 3.14  Duration of Trust.  The Trust, unless dissolved pursuant
                        -----------------
to the provisions of Article IX hereof, shall have perpetual existence.

          Section 3.15  Mergers.
                        -------

          (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c) or Section 9.2(a).

          (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided that:

               (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                       (A) expressly assumes all of the obligations of the Trust under the Trust Securities; or

                       (B) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Trust Securities") so long as the Successor Trust Securities rank the same as the Trust Preferred Securities rank with respect to Distributions, assets and payments upon liquidation, redemption and otherwise;

               (ii) the Company expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities;

               (iii) the Trust Preferred Securities or any Successor Trust Securities are listed, or any Successor Trust Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted;

               (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Trust Securities) to be downgraded by any nationally recognized statistical rating organization;

               (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Securities) in any material respect;

               (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

               (vii) the Company guarantees the obligations of such Successor Entity under the Successor Trust Securities at least to the extent provided by the Trust Guarantees; and

               (viii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of a recognized independent counsel (which may be counsel to the Sponsor) experienced in such matters to the effect that:

                         (A)  such merger, consolidation, amalgamation or
replacement will not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity);

                         (B)  following such merger, consolidation, amalgamation
or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company under the 1940 Act;

                         (C)  following such merger, consolidation, amalgamation
or replacement, the Trust (or the Successor Entity) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

                         (D)  following such merger, consolidation, amalgamation
or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

          (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                                  ARTICLE IV
                                   SPONSOR

          Section 4.1 Responsibilities of the Sponsor. In connection with the
                      -------------------------------
issue and sale of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) To execute and file with the Commission the registration statement on Form S-3, including any amendments thereto, pertaining to the Trust Preferred Securities;

          (b) To execute and file any documents or take any action as determined necessary by the Sponsor in order to qualify or register all or part of the Trust Preferred Securities in any jurisdiction;

          (c) To execute and file an application to the New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq Stock Market's National Market System for listing upon notice of issuance of the Trust Preferred Securities;

          (d) To execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act;

          (e) To negotiate, execute and enter into an underwriting agreement or purchase agreement providing for the sale of the Trust Preferred Securities;

          (f)  To execute and enter into the Agreement of Limited Partnership;

          (g) To execute and enter into a letter of representation with DTC and to take such other action as may be necessary to cause the Trust Preferred Securities to be entered into DTC's book-entry-only system; and

          (h) To execute all documents or instruments, or perform all duties and powers, and do all things for or on behalf of the Trust in all matters necessary or incidental to the foregoing.

          Section 4.2 Indemnification and Expenses of the Property Trustee and
                      --------------------------------------------------------
the Delaware Trustee. To the extent the General Partner or the Partnership fails
--------------------
to do so, the Sponsor agrees to indemnify the Property Trustee and the Delaware Trustee and their respective officers, directors, employees and agents for, and to hold each of them harmless against, any and all loss, liability, damages or expense (including taxes other than taxes based on income of the Property Trustee) incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder; the provisions of this Section 4.2 shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of this Trust Agreement.

                                   ARTICLE V
                        TRUST COMMON SECURITIES HOLDER

          Section 5.1 Company's Purchase of Trust Common Securities.  On the
                      ---------------------------------------------
Closing Date the Company will purchase all of the Trust Common Securities issued by the Trust, for an amount at least equal to 3% of the capital of the Trust, at the same time as the Trust Preferred Securities are sold.

          Section 5.2 Covenants of the Trust Common Securities Holder.  For so
                      ----------------------------------------------
long as the Trust Preferred Securities remain outstanding, the Company covenants
(i) to maintain directly 100 percent ownership of the Trust Common Securities,
(ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate, or be terminated, except as permitted by this Trust Agreement, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an Investment Company for purposes of the 1940 Act, and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                                  ARTICLE VI
                                   TRUSTEES

          Section 6.1 Number of Trustees.  The number of Trustees initially
                      ------------------
shall be five (5), and:

          (a) At any time before the issuance of any Trust Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          (b) After the issuance of any Trust Securities, the number of Trustees may be increased or decreased by vote or written consent of the Holder of the Trust Common Securities voting as a class; provided, however, that the number of Trustees shall in no event be less than three (3); provided further that (1) if required by the Business Trust Act, one Trustee is the Delaware Trustee; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Company (each, a "Regular Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Trust Agreement is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

          Section 6.2 Delaware Trustee.  If required by the Business Trust Act,
                      ----------------
one Trustee (the "Delaware Trustee") shall be:

          (a)  A natural person who is a resident of the State of Delaware, or

          (b) If not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case Section 3.11 shall have no application).

          Section 6.3 Property Trustee; Eligibility.
                      -----------------------------

          (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

               (i)       not be an Affiliate of the Sponsor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.3(a) (ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.7(c).

          (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Trust Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          (d) The Trust Preferred Securities Guarantee shall be deemed to be specifically described in this Trust Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          (e)  The initial Property Trustee shall be:

               The Bank of New York

          Section 6.4 Qualifications of Regular Trustees and Delaware
                      -----------------------------------------------
Trustee Generally.  Each Regular Trustee and the Delaware Trustee (unless the
-----------------
Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through an Authorized Officer.

          Section 6.5 Regular Trustees.
                      ----------------

          The initial Regular Trustees shall be:

               Robert F. Clarke
               Robert F. Mougeot
               Constance H. Lau

Except as expressly set forth in this Trust Agreement and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

          Section 6.6 Delaware Trustee.  The initial Delaware Trustee shall be:
                      ----------------

               The Bank of New York (Delaware)

          Section 6.7 Appointment, Removal and Resignation of Trustees.
                      ------------------------------------------------

          (a) Subject to Section 6.7(b), Trustees may be appointed or removed without cause at any time:

               (i) until the issuance of any Trust Securities, by written instrument executed by the Sponsor; and

               (ii) after the issuance of any Trust Securities, by written consent or by vote of the Holder of the Trust Common Securities voting as a class.

          (b)  (i)       the Trustee that acts as Property Trustee shall not be
removed in accordance with Section 6.7(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.3 (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor;

               (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.7(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 6.2 and 6.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor;

               (iii) no such removal of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses incurred by such entity have been paid.

          (c) A Trustee appointed to office shall hold office until his or her successor shall have been appointed or until his or her death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

               (i) no such resignation of the Trustee that acts as the Property Trustee shall be effective:

                         (A)  until a Successor Property Trustee has been
appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

                         (B)  until the assets of the Trust have been completely
liquidated and the proceeds thereof distributed to the Holders of the Trust Securities;

               (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; and

               (iii) no such resignation of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses incurred by such entity have been paid.

          (d) The Holder of the Trust Common Securities shall use its best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.7.

          (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
6.7 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation, the resigning Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          Section 6.8 Vacancies among Trustees.  If a Trustee ceases to hold
                      ------------------------
office for any reason and the number of Trustees is not reduced pursuant to Section 6.1, or if the number of Trustees is increased pursuant to Section 6.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.7.

          Section 6.9 Effect of Vacancies.  The death, resignation, retirement,
                      -------------------
removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 6.7, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Trust Agreement.

          Section 6.10 Meetings. If there is more than one Regular Trustee,
                       --------
meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Trust Agreement, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. Notwithstanding the foregoing, any and all actions of the Regular Trustees may be taken by the unanimous written consent of all Regular Trustees.

          Section 6.11 Delegation of Power.
                       --------------------

          (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6.

          (b) The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Property Trustee the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

          Section 6.12 Merger, Conversion, Consolidation or Succession to
                       --------------------------------------------------
Business. Any Person into which the Property Trustee or the Delaware Trustee, as
--------
the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting for any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII
                                 DISTRIBUTIONS

          Section 7.1 Distributions.
                      -------------

          (a) Holders of Trust Securities shall be entitled to receive cumulative cash distributions at the rate per annum of 8.36% of the stated liquidation amount of $25 per Trust Security, calculated on the basis of a 360-day year consisting of twelve 30-day months. For any period shorter than a full 90-day quarter, distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter. Distributions shall be made on the Trust Preferred Securities and the Trust Common Securities on a Pro Rata basis. Distributions on the Trust Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds legally available for the payment of such Distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate of 8.36% per annum ("Compounded Distributions"). "Distributions" shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any Compounded Distributions. If and to the extent that the Partnership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such partnership distribution, including any compounded partnership distributions, or guarantee payment being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose pursuant to Section 7.1(c), to make a Pro Rata Distribution of the Payment Amount to Holders.

          (b) Distributions on the Trust Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1997, when, as and if legally available for payment, by the Property Trustee, except as otherwise described below. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the Holders of record of Trust Securities as they appear on the books and records of the Trust on the record date as determined under Section 7.1(d) below with respect to the actual payment date for the Trust Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled.

          (c) Amounts available to the Trust for distribution to the Holders of the Trust Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Secrities or from the Company on the Partnership Guarantee or the Trust Guarantees. If the Property Trustee, as the holder of the Partnership Preferred Securities for the benefit of the Holders of the Trust Securities, receives written notice of any determination by the Partnership not to pay distributions on such Partnership Preferred Securities, the Property Trustee shall give notice of such determination to the Holders.

          (d) Distributions on the Trust Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which relevant record dates, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the Holders of the Trust Securities. In the event that the Trust Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date.

                                 ARTICLE VIII
                         ISSUANCE OF TRUST SECURITIES

          Section 8.1 Designation and General Provisions Regarding Trust
                      --------------------------------------------------
Securities.
----------

          (a) The Regular Trustees shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial ownership interests in the assets of the Trust (the "Trust Preferred Securities") and one class of common securities representing undivided beneficial ownership interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") as follows:

               (i)       Trust Preferred Securities. 4,000,000 Trust Preferred
                         --------------------------
Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of one hundred million dollars ($100,000,000) and a liquidation amount with respect to the assets of the Trust of $25 per preferred security, are hereby designated for the purpose of identification only as 8.36% Trust Originated Preferred Securities. The Trust Preferred Security Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Trust Preferred Securities are listed.

               (ii)    Trust Common Securities.  123,720 Trust Common Securities
                       -----------------------
of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of three million ninety-three thousand dollars ($3,093,000) and a liquidation amount with respect to the assets of the Trust of $25 per common security, are hereby designated for the purposes of identification only as 8.36% Trust Common Securities. The Trust Common Security Certificates evidencing the Trust Common Securities shall be substantially in the form of Exhibit A-2 to the Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

          (b) Except as provided in Section 9.2(b) of this Trust Agreement, the Trust Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Trust Common Securities. The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Securities.

          (c) One or more Regular Trustees shall sign the Trust Securities Certificates for the Trust by manual or facsimile signature. In case any Regular Trustee of the Trust who shall have signed any of the Trust Securities shall cease to be a Regular Trustee before the certificates so signed shall be delivered by the Trust, such certificates nevertheless may be delivered as though the person who signed such certificates had not ceased to be such Regular Trustee; and any certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Trust Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of this Trust Agreement any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Trust Securities may be listed, or to conform to usage.

          If executed by the facsimile signature of a Regular Trustee, a Trust Preferred Security shall not be valid until authenticated by the manual signature of an authorized officer of the Property Trustee. Such signature shall be conclusive evidence that the Trust Preferred Security has been authenticated under this Trust Agreement.

          Upon a written order of the Trust, signed by at least one Regular Trustee, directing the Property Trustee to authenticate and deliver Trust Preferred Securities (if the Trust Preferred Securities Certificates are executed by the facsimile signature of a Regular Trustee), the Property Trustee shall authenticate and deliver the Trust Preferred Securities for original issue. The aggregate number of Trust Preferred Securities outstanding at any time shall not exceed the number set forth in this Trust Agreement.

          The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Trust Preferred Securities. An authenticating agent may authenticate Trust Preferred Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

          (d) The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (e) Upon issuance of the Trust Securities as provided in this Trust Agreement, the Trust Securities so issued shall be deemed to be validly issued, fully paid and nonassessable, subject to Section 11.1 with respect to the Trust Common Securities.

          (f) Every Person, by virtue of having become a Holder or a Trust Preferred Security Beneficial Owner in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

          Section 8.2  Redemption of Trust Securities.
                       ------------------------------

          (a) Upon a purchase of the Partnership Preferred Securities by the Partnership upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied Pro Rata to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate liquidation preference of the Partnership Preferred Securities so purchased or redeemed for an amount equal to $25 per Trust Security plus an amount equal to accumulated and unpaid Distributions through the date of the redemption or such lesser amount as shall be received by the Trust in respect of the Partnership Preferred Securities so purchased or redeemed as calculated by the Regular Trustees (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days notice of such redemption.

          (b) If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Common Securities and the Trust Preferred Securities will be redeemed Pro Rata and the Trust Preferred Securities to be redeemed will be redeemed as described in Section 8.3 below.

          (c) If, at any time, a Trust Special Event shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days' notice with the result that, after satisfaction of creditors, if any, of the Trust, Partnership Preferred Securities with an aggregate liquidation preference equal to the aggregate stated liquidation amount of, with a distribution rate indentical to the distribution rate of, and accumulated and unpaid distributions equal to accumulated and unpaid distributions on, and having the same record date for payment as, the Trust Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a Pro Rata basis to the Holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such Holders' interests in the Trust; provided, however, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some Ministerial Action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Sponsor has or will cause no adverse effect on the Trust, the Partnership, the Sponsor or the Holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Sponsor shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received a Trust Redemption Tax Opinion, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the

Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days' notice and promptly following such redemption, the Trust Securities will be redeemed by the Trust at the Redemption Price.

          (d) If the Partnership Preferred Securities are distributed to the Holders of the Trust Preferred Securities, the Sponsor will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

          (e) On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and
(ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having an aggregate liquidation preference equal to the aggregate liquidation amount of, and bearing accumulated and unpaid distributions equal to accumulated and unpaid Distributions on, such Trust Securities until such certificates are presented to the Sponsor or its agent for transfer or reissuance.

          Section 8.3    Redemption Procedures.
                         ---------------------

          (a) Notice of any redemption of, or notice of distribution of Partnership Preferred Securities in exchange for, the Trust Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Trust Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Partnership Preferred Securities. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this
Section 8.3, a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Trust Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Trust Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

          (b) In the event that fewer than all the outstanding Trust Securities are to be redeemed, the Trust Securities to be redeemed shall be redeemed to the extent practicable Pro Rata from each Holder of Trust Securities, provided that, in respect of Trust Preferred Securities registered in the name of and held of record by DTC or its nominee (or any successor Depository or its nominee), the distribution of the proceeds of such redemption will be made to each Depository Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by DTC or such Depository or nominee. The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid Distributions (including Compounded Distributions) have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

          (c) If Trust Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Partnership Preferred Securities are redeemed as set out in this Section 8.3 (which notice will be irrevocable), then (A) while the Trust Preferred Securities are in book-entry only form, by 12:00 noon, New York City time, on the redemption date, the Property Trustee will deposit irrevocably with DTC or its nominee (or successor Depository or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Trust Preferred Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Trust Preferred Securities Beneficial Owners, and (B) with respect to Trust Preferred Securities issued in certificated form and Trust Common Securities, the Property Trustee will pay the relevant Redemption Price to the Holders of such Trust Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accumulate on the Trust Securities so called for redemption and all rights of Holders of such Trust Securities will cease, except the right of the Holders of such Trust Securities to receive the Redemption Price, but without interest on such Redemption Price and, from and after the date fixed for redemption, such Trust Securities will not accumulate Distributions or bear interest. If any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date. If payment of the Redemption Price in respect of any Trust Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor pursuant to the Trust Preferred Securities Guarantee, Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date.

          Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Trust Securities that have been called for redemption.

          (d) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

          Section 8.4  Voting Rights of Trust Preferred Securities.
                       -------------------------------------------

          (a) Except as expressly provided in this Trust Agreement, including without limitation as provided under Section 2.6 and this Article VIII, and except as otherwise required by the Business Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Trust Preferred Securities will have no voting rights.

          (b) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 8.4(d) below, the Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, and to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee, as Holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Agreement of Limited Partnership as a Holder of the Partnership Preferred Securities, including the right to direct the Special Representative of the Partnership as elected by the Holders of the Partnership Preferred Securities in accordance with the Agreement of Limited Partnership to enforce, to the fullest extent permitted by law, (A) the Partnership's creditors rights and other rights with respect to the Affiliate Investment Instruments and any Investment Guarantees, (B) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and (C) the rights of the holders of the Partnership Preferred Securities to receive distributions (if and to the extent such distributions have been declared out of funds legally available therefor by the General Partner in its sole discretion) on the Partnership Preferred Securities or (ii) consent to any amendment, modification, or termination of the Agreement of Limited Partnership or the Partnership Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Agreement of Limited Partnership would require the consent or act of the Holders of more than a majority of the aggregate liquidation preference of Partnership Preferred Securities affected thereby, only the Holders of the percentage of the aggregate liquidation amount of the Trust Preferred Securities which is at least equal to the percentage required under the Agreement of Limited Partnership may direct the Property Trustee to give such consent or take such action on behalf of the Trust.

          (c) If the Property Trustee fails to enforce its right under the Partnership Preferred Securities after a Holder of record of Trust Preferred Securities has made a written request, such Holder of record of Trust Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the General Partner or the Special Representative, to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other Person. Notwithstanding the foregoing, for so long as the Property Trustee is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument and the failure of the Company to make any required payment with respect thereto when due on an applicable Investment Guarantee, then a Holder of Trust Preferred Securities may, on behalf of the Partnership, to the fullest extent permitted by law, directly institute a
                                      48
proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment to the Partnership.

          (d) The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 8.4(b)(i) and (ii) above unless the Property Trustee has obtained an opinion of recognized independent tax counsel to the effect that as a result of such action, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and each Holder will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

          (e) In the event the consent of the Property Trustee, as the Holder of the Partnership Preferred Securities, is required (i) under the Agreement of Limited Partnership with respect to any amendment, modification or termination of the Agreement of Limited Partnership, (ii) under the Agreement of Limited Partnership with respect to the waiver of a Partnership Enforcement Event or any other waiver or forbearance or (iii) under the Partnership Guarantee or any Investment Guarantee with respect to any amendment, modification, termination, waiver or forbearance thereunder, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment, modification, termination, waiver or forbearance and shall vote or otherwise act with respect to such amendment, modification, termination, waiver or forbearance as directed by a Majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Agreement of Limited Partnership would require the consent of the Holders of more than a Majority in Liquidation Preference of the Partnership Preferred Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that such action is not inconsistent with the Trust being classified as a grantor trust for United States federal income tax purposes.

          (f) A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities will constitute a waiver of the corresponding Trust Enforcement Event.

          (g) Any required approval or direction of Holders of Trust Preferred Securities may be given at a separate meeting of Holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

          (h) No vote or consent of the Holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Trust Agreement.

          (i) Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding, provided, however that persons otherwise eligible to vote to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

          (j) Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the Holder of all of the Trust Common Securities.

          Section 8.5    Voting Rights of Trust Common Securities.
                         ----------------------------------------

          (a) Except as expressly provided in this Trust Agreement, including without limitation under Section 2.6(b) and this Section 8.5, or except as otherwise required by the Business Trust Act, the Trust Indenture Act or other applicable law or provided by the Trust Agreement, the Holders of the Trust Common Securities will have no voting rights.

          (b)  The Holder of the Trust Common Securities is entitled, subject to
Article VI hereof, by vote or written consent, to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

          (c) Subject to Section 2.6 of the Trust Agreement and only after all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in this paragraph (c), the Holder of the Trust Common Securities has the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee, as Holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Agreement of Limited Partnership as a Holder of the Partnership Preferred Securities, including the right to direct the Special Representative of the Partnership as elected by the Holders of the Partnership Preferred Securities in accordance with the Agreement of Limited Partnership to enforce, to the fullest extent permitted by law, (A) the Partnership's creditors rights and other rights with respect to the Affiliate Investment Instruments and any Investment Guarantees,
(B) the rights of the Holders of the Partnership Preferred Securities under the Partnership Guarantee, and (C) the rights of the Holders of the Partnership Preferred Securities to receive distributions (if and to the extent such distributions have been declared out of funds legally available therefor by the General Partner in its sole discretion) on the Partnership Preferred Securities or (ii) consent to any amendment, modification, or termination of the Agreement of Limited Partnership or the Partnership Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Agreement of Limited Partnership would require the consent or act of the Holders of more than a majority of the aggregate liquidation amount of Partnership

Preferred Securities affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Trust Common Securities which is at least equal to the percentage required under the Agreement of Limited Partnership may direct the Property Trustee to give such consent or take such action on behalf of the Trust. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 8.5(c) (i) and (ii) above unless the Property Trustee has obtained an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the effect that, as a result of such action, for United States federal income tax purposes the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

          (d) If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a Holder of record of Trust Common Securities has made a written request, such Holder of record of Trust Common Securities may, to the fullest extent permitted by law, directly institute a legal proceeding directly against the General Partner of the Partnership or the Special Representative, to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other Person. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a Holder of Trust Common Securities, on behalf of the Trust, to the fullest extent permitted by law, may directly institute a proceeding against such Investment Affiliate for enforcement of payment to the Partnership with respect to such Affiliate Investment Instrument.

          (e) A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities will constitute a waiver of the corresponding Trust Enforcement Event.

          (f) Any required approval or direction of the Holder of the Trust Common Securities may be given by a vote of the Holder of the Trust Common Securities, at a meeting of all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which the Holders of the Trust Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holder is to be taken, to be mailed to the Holders of record of the Trust Common Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holder is entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

          (g) No vote or consent of the Holders of the Trust Common Securities shall be required for the Trust to redeem and cancel Trust Common Securities or to distribute Partnership Preferred Securities in accordance with the Trust Agreement and the terms of the Trust Securities.

          Section 8.6  Paying Agent.  In the event that the Trust Preferred
                       ------------
Securities are not in book-entry only form, the Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Trust Preferred Securities may be presented for payment ("Paying Agent"). The Trust may appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Trust may change any Paying Agent without prior notice to any Holder. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Trust Agreement. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent. The Bank of New York shall initially act as Paying Agent for the Trust Preferred Securities and the Trust Common Securities.

          Section 8.7  Listing.  The Sponsor shall use its best efforts to cause
                       -------
the Trust Preferred Securities to be listed for quotation on the New York Stock Exchange.

          Section 8.8  Acceptance of Trust Agreement, Affiliate Investment
                       ---------------------------------------------------
Instruments, Guarantees and Agreement of Limited Partnership.  Each Holder of
------------------------------------------------------------
Trust Preferred Securities and Trust Common Securities, by the acceptance thereof, agrees to the provisions of this Trust Agreement, the Trust Guarantees, the Partnership Guarantee, any Investment Guarantee and the Agreement of Limited Partnership, respectively, including the subordination provisions therein.

                                  ARTICLE IX
                   DISSOLUTION AND LIQUIDATION OF THE TRUST

          Section 9.1  Dissolution of Trust.
                       --------------------

          (a)  The Trust shall dissolve:

               (i) upon the bankruptcy, insolvency or dissolution of the Holder of Trust Common Securities or the Sponsor;

               (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a Majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

               (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust;

               (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid or set aside for payment to the Holders in accordance with the terms of the Trust Securities;

               (v) upon the election of the Regular Trustees, following the occurrence and continuation of a Trust Special Event, pursuant to which the Trust shall have been dissolved in accordance with the terms of the Trust Securities and, after satisfaction of the Trust's liabilities, all of the Partnership Preferred Securities shall have been distributed to the Holders of Trust Securities in exchange for all of the Trust Securities; or

               (vi) before the issuance of any Trust Securities, with the consent of all of the Regular Trustees and the Sponsor.

          (b) As soon as is practicable after the occurrence of an event referred to in Section 9.1(a), the Regular Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

          (c) The provisions of Section 3.9 and Article XI shall survive the termination of the Trust.

          Section 9.2  Liquidation Distribution Upon Termination and Dissolution
                       ---------------------------------------------------------
of the Trust.
------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Trust Liquidation"), the Holders of the Trust Preferred Securities on the date of the Trust Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to Holders of Trust Securities after satisfaction of the Trust's liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Trust Liquidation Distribution"), unless, in connection with such Trust Liquidation, Partnership Preferred Securities in an aggregate stated liquidation preference equal to the aggregate stated liquidation amount of, with a distribution rate identical to the distribution rate of, and accumulated and unpaid distributions equal to accumulated and unpaid distributions on, such Trust Securities shall be distributed on a Pro Rata basis to the Holders of the Trust Securities in exchange for such Trust Securities.

          (b) If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Trust Liquidation Distribution, then, except as provided below, the amounts payable directly by the Trust on the Trust Securities shall be paid on a Pro Rata basis. The Holder of the Trust Common Securities will be entitled to receive distributions upon any such Trust Liquidation Pro Rata with the Holders of the Trust Preferred Securities except that, if the Company is in default on any of its obligations under the Trust Preferred Securities Guarantee or the Partnership Guarantee, or if any Investment Event of Default has occurred and is continuing with respect to an Affiliate Investment Instrument and the Company is in default on any of its obligations with respect thereto under an applicable Investment Guarantee, the Trust Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions as provided below. Such preference is effectuated by the Holder of the Trust Common Securities hereby agreeing to provide limited recourse guarantees (such recourse being limited to the interests in the Trust represented by the Trust Common Securities) as follows:
(i) to the Holders of the

Trust Preferred Securities, of the Company's obligations under the Trust Preferred Securities Guarantee; (ii) to the Trust and the Holders of the Trust Preferred Securities, of the Company's obligations under the Partnership Guarantee; and (iii) to the Partnership and the Holders of the Trust Preferred Securities, of the Company's obligations under any Investment Guarantee and/or the obligations of any Investment Affiliate under an Affiliate Investment Instrument. In the case of the limited recourse guarantee given by the Holder of the Trust Common Securities to the Partnership and the Holders of the Trust Preferred Securities in respect of the Company's obligations under any Investment Guarantee and/or any Investment Affiliate's obligations under an Affiliate Investment Instrument, (i) the Trust Common Securities Holder will be deemed to have pledged the amount due in respect of its Trust Common Securities upon a liquidation of the Trust to the Holders of Trust Preferred Securities and the Partnership; (ii) the Trust Common Securities Holder will be deemed to have paid such amount to the Partnership in respect of such defaulted Investment Guarantee and/or Affiliate Investment Instrument, as the case may be; (iii) the Partnership will be deemed to have paid such amount to the Trust; and (iv) the Property Trustee is hereby authorized to distribute such amount to the Holders of Trust Preferred Securities (on a Pro Rata basis among such Trust Preferred Securities Holders) in respect of the Trust Common Securities Holder's pledge of such amounts to such Trust Preferred Securities Holders. In the case of a limited recourse guarantee given by the Holder of the Trust Common Securities to the Trust and the Holders of the Trust Preferred Securities in respect of the Company's obligations under the Partnership Guarantee, (i) the Holder of the Trust Common Securities will be deemed to have pledged the amount due in respect of its Trust Common Securities upon a liquidation of the Trust to the Trust and the Holders of the Trust Preferred Securities; (ii) the Holder of the Trust Common Securities will be deemed to have paid such amount to the Trust in respect of its obligations under the Partnership Guarantee; and (iii) the Property Trustee is hereby authorized to distribute such amount to the Holders of the Trust Preferred Securities (on a Pro Rata basis among such Trust Preferred Securities Holders) in respect of the Trust Common Securities Holder's pledge of such amount to such Trust Preferred Securities Holders.

                                   ARTICLE X
                             TRANSFER OF INTERESTS

          Section 10.1 Transfer of Trust Securities.
                       ----------------------------

          (a) Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement and the terms and conditions set forth in the certificates evidencing Trust Securities. Any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement and the Trust Securities shall be null and void.

          (b) Subject to this Article X, Trust Preferred Securities shall be freely transferable. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Company into another Person or an Asset Drop-Down permitted under Section 9.3 of the Trust Preferred Securities Guarantee in which the successor Person assumes all of the obligations of the Company under this Trust Agreement by instrument of assumption satisfactory to the Property Trustee, any attempted transfer of the Common Securities shall be void. The Regular Trustees shall cause each Common Security Certificate issued to the Company to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE."

          Section 10.2 Transfer of Certificates. The Regular Trustees shall
                       ------------------------
provide for the registration of certificates and of transfers of certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any certificate, the Regular Trustees shall cause one or more new certificates to be issued in the name of the designated transferee or transferees. Every certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each certificate surrendered for registration of transfer shall be canceled by the Regular Trustees. A transferee of a certificate shall be entitled to the rights and be subject to the obligations of a Holder hereunder upon the receipt by such transferee of a certificate. By acceptance of a certificate, each transferee shall be deemed to have agreed to be bound by this Trust Agreement.

          Section 10.3 Deemed Security Holders. The Trustees may treat the
                       -----------------------
Person in whose name any certificate shall be registered on the books and records of the Trust as the sole Holder of such certificate and of the Trust Securities represented by such certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Trust Securities represented by such certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

          Section 10.4   Book-Entry Interests.  Unless otherwise specified in
                         --------------------
the terms of the Trust Preferred Securities, the Trust Preferred Securities Certificates, on original issuance, will be issued in the form of one fully registered, global Trust Preferred Security Certificate (a "Global Certificate"), to be delivered to DTC, the initial Depository, or its custodian by, or on behalf of, the Trust. Such Global Certificate shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Trust Preferred Security Beneficial Owner will receive a Definitive Trust Preferred Security Certificate representing such Trust Preferred Security Beneficial Owner's interests in such Global Certificate, except as provided in Section 10.7. Unless and until definitive, fully registered Trust Preferred Security Certificates (the "Definitive Trust Preferred Security Certificates") have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 10.7:

          (a) the provisions of this Section 10.4 shall be in full force and effect;

          (b) the Trust and the Trustees shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the payment of Distributions on the Global Certificate and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole Holder of the Global Certificate and shall have no obligation to the Trust Preferred Security Beneficial Owners;

          (c) to the extent that the provisions of this Section 10.4 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 10.4 shall control; and

          (d) the rights of the Trust Preferred Security Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Trust Preferred Security Beneficial Owners and the Depository and/or the Depository Participants and the Depository shall receive and transmit payments of Distributions on the Global Certificates to such Depository Participants. The Depository will make book-entry transfers among the Depository Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Trust Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Depository setting forth the Trust Preferred Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

          Section 10.5  Notices to Depository.  Whenever a notice or other
                        ---------------------
communication to the Trust Preferred Security Holders is required under this Trust Agreement, unless and until Definitive Trust Preferred Security Certificates shall have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 10.7, the Regular Trustees shall give all such notices and communications specified herein to be given to the Trust Preferred Security Holders to the Depository, and shall have no notice obligations to the Trust Preferred Security Beneficial Owners.

          Section 10.6  Appointment of Successor Depository.  If any Depository
                        -----------------------------------
elects to discontinue its services as securities depository with respect to the Trust Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Depository with respect to such Trust Preferred Securities.

          Section 10.7  Definitive Trust Preferred Security Certificates.  If
                        ------------------------------------------------
(a) a Depository elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities and a successor Depository is not appointed within 90 days after such discontinuance pursuant to Section 10.6, (b) the Regular Trustees elect after consultation with the Sponsor to terminate the book-entry system through the Depository with respect to the Trust Preferred Securities, or (c) there is a Trust Enforcement Event, then:

               (i) Definitive Trust Preferred Security Certificates shall be prepared by the Regular Trustees on behalf of the Trust with respect to such Trust Preferred Securities; and

               (ii) upon surrender of the Global Certificate (or Certificates) representing the Trust Preferred Securities by the Depository, accompanied by registration instructions, the Regular Trustees shall cause Definitive Trust Preferred Security Certificates to be delivered to Trust Preferred Security Beneficial Owners in accordance with the instructions of the Depository. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Depository. The Definitive Trust Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by one or more of their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Trust Preferred Securities may be listed, or to conform to usage.

          Section 10.8 Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
                       -------------------------------------------------
any mutilated certificates should be surrendered to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any certificate; and (b) there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of them harmless, then, in the absence of notice that such certificate shall have been acquired by a bona fide purchaser, one or more Regular Trustees on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen certificate, a new certificate of like denomination. In connection with the issuance of any new certificate under this Section 10.8, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed certificate shall be found at any time.

                                  ARTICLE XI
                          LIMITATION OF LIABILITY OF
               HOLDERS OF TRUST SECURITIES, TRUSTEES AND OTHERS

          Section 11.1 Liability.
                       ---------

          (a) Except as expressly set forth in this Trust Agreement, the Trust Guarantees and the terms of the Trust Securities, the Sponsor and the Trustees shall not be:

               (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Trust Securities which shall be made solely from assets of the Trust; and

               (ii) required to pay to the Trust or to any Holder of Trust Securities any deficit upon dissolution of the Trust or otherwise.

          (b) Notwithstanding any other provision herein, the Holder of the Trust Common Securities, by entering into this Agreement, agrees that it shall be liable directly to any creditor or claimant of or against the Trust for the entire amount of all of the debts and obligations of the Trust (other than obligations to the Holders of Trust Securities in their capacities as Holders) to the extent not satisfied out of the Trust's assets as if the Holder of the Trust Common Securities were the general partner of a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act. This
Section 11.1(b) will automatically terminate upon (i) the adoption of final or temporary United States federal tax regulations which, if the Trust were not classified as a grantor trust for United States federal income tax purposes, would result in the classification of the Trust as a partnership for United States federal tax purposes without regard to its organic characteristics and
(ii) the taking of such action, if any, by the Trust or the Holders of Trust Securities as may be necessary to achieve such classification.
          (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          Section 11.2 Exculpation.
                       -----------

          (a) No Company Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by this Trust Agreement or by law, except that a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

          Section 11.3 Fiduciary Duty.
                       --------------

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture
Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b)  Unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

               (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

          Section 11.4 Indemnification.
                       ---------------

          (a)  (i)       To the fullest extent permitted by applicable law, the
Sponsor shall indemnify and hold harmless any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Sponsor shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and
(ii) of this Section 11.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (iv) Any indemnification under paragraphs (i) and (ii) of this Section 11.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holder of the Trust Common Securities.

               (v) To the fullest extent permitted by law, expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this
Section 11.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a Quorum of disinterested Regular Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Holder of the Trust Common Securities, that, based upon the facts known to the Regular Trustees, counsel or the Holder of the Trust Common Securities at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Holder of the Trust Common Securities reasonably determine that such Person deliberately breached his duty to the Trust or the Holder of the Trust Common Securities.

               (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 11.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Holders of the Trust Preferred

Securities or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 11.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 11.4(a) is in effect. Any repeal or modification of this Section 11.4(a) shall not affect any rights or obligations then existing.

               (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 11.4(a).

               (viii) For purposes of this Section 11.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

               (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b) The Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through
(iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Fiduciary Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 11.4(b) shall survive the satisfaction and discharge of this Trust Agreement.

          Section 11.5 Outside Businesses. Any Covered Person, the Sponsor, the
                       ------------------
Delaware Trustee and the Property Trustee (subject to Section 6.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, nor the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of Holders of, securities or other obligations of the Sponsor or its Affiliates.

                                  ARTICLE XII
                                  ACCOUNTING

          Section 12.1 Fiscal Year. The fiscal year ("Fiscal Year") of the Trust
                       -----------
shall be the calendar year, or such other year as is required by the Code or the Treasury Regulations.

          Section 12.2 Certain Accounting Matters.
                       --------------------------

          (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

          (b) Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Property Trustee shall also comply with Section 313(b) of the Trust Indenture Act, if and as required, in the form and manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

          (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Trust Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Trust Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

          (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return on such form or statement as may be appropriate under United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

          Section 12.3 Banking.  The Trust shall maintain one or more bank
                       -------
accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Partnership Preferred Securities held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sold signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

          Section 12.4 Withholding.  The Regular Trustees shall cause the Trust
                       ----------
to comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding. Notwithstanding anything herein to the contrary, the Regular Trustees shall cause the Trust, absent receipt of an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the contrary, to withhold thirty percent (30%) (or such other rate as may be imposed as a result of an amendment to the Code or such lower rate as may be imposed under an applicable income tax treaty) on the gross amount of any Distributions on Trust Preferred Securities held by a Holder that is not a "United States person" within the meaning of Section 7701(a) (30) of the Code.

                                 ARTICLE XIII
                    AMENDMENTS, CERTAIN ACTIONS OF PROPERTY
                    TRUSTEE REQUIRING APPROVAL AND MEETINGS

          Section 13.1 Amendments and Actions of Property Trustee Requiring
                       ----------------------------------------------------
Approval.
--------

          (a) Except as otherwise provided in this Trust Agreement or by any applicable terms of the Trust Securities, this Trust Agreement may only be amended by a written instrument approved and executed by:

               (i) the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);

               (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee;

               (iii) if the amendment affects the rights, powers, duties, obligations or immunities or the Delaware Trustee, the Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

               (i) unless, in the case of any proposed amendment, the Property Trustee and the Delaware Trustee shall have first received an Officer's Certificate from the Sponsor that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Trust Securities);

               (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee or the Delaware Trustee, the Property Trustee or the Delaware Trustee, as the case may be, shall have first received an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Trust Securities); and

               (iii)     to the extent the result of such amendment would be to:

                         (A)  cause the Trust to be classified for purposes of
United States federal income taxation as an association or a publicly traded partnership taxable as a corporation;

                         (B)  cause the Partnership to be classified for the
purposes of United States federal income tax as an association or a publicly traded partnership taxable as a corporation;

                         (C)  reduce or otherwise adversely affect the powers of
the Property Trustee in contravention of the Trust Indenture Act; or

                         (D)  cause the Trust or the Partnership to be deemed to
be an Investment Company required to be registered under the 1940 Act.

          (c) In the event the consent, approval, waiver or other action of the Property Trustee as the Holder of the Partnership Preferred Securities is required (i) under the Agreement of Limited Partnership with respect to any amendment, modification or termination of the Agreement of Limited Partnership or the Partnership Preferred Securities with respect to any action proposed to be taken by the Partnership or the General Partner, or (ii) under the Partnership Guarantee, any Affiliate Investment Instrument or any Investment Guarantee with respect to any amendment, modification or termination thereof, any waiver of a default thereunder or any other matter, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment, modification, termination, waiver or other action and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent, approval, waiver or other action under the Agreement of Limited Partnership, or under the Partnership Guarantee or any Investment Guarantee, would require the consent of a Super Majority of the Holders of Partnership Preferred Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate liquidation preference of the Partnership Preferred Securities outstanding; provided, further, that the Property Trustee shall not be obligated to take any action in accordance with the directions of the Holders of the Trust Securities under this Section 13.1(c) unless the Property Trustee has obtained an opinion of recognized independent tax counsel (which may be counsel to the Sponsor) experienced in such matters to the effect that such action is not inconsistent with the Trust being classified as a grantor trust for United States federal income tax purposes.

          (d) At such time after the Trust has issued any Trust Securities that remain outstanding, any amendment that would (i) adversely affect the powers, preferences or special rights of the Trust Securities or (ii) provided for the dissolution, winding-up or termination of the Trust other than pursuant to the terms of this Trust Agreement, may be effected only with the approval of the Holders of at least a Majority in liquidation amount of the Trust Securities affected thereby;

provided, that if any amendment or proposal referred to in clause (i) hereof would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Trust Securities.

          (e) Section 11.1(c) and this Section 13.1 shall not be amended without the consent of all of the Holders of the Trust Securities.

          (f) Article V shall not be amended without the consent of the Holder of the Trust Common Securities.

          (g)  The rights of the Holder of the Trust Common Securities under
Article VI to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without the consent of the Holder of the Trust Common Securities.

          (h) Notwithstanding Section 13.1(d), and provided that any such amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders of the Trust Securities, this Trust Agreement may be amended without the consent of the Holders of the Trust Securities:

               (i)       to cure any ambiguity;

               (ii) to correct or supplement any provision in this Trust Agreement that may be defective or inconsistent with any other provision of this Trust Agreement;

               (iii) to add to the covenants, restrictions or obligations of the Sponsor;

               (iv) to conform to any change in the 1940 Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

               (v) to conform to any change in the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority; and

               (vi) to modify, eliminate and add to any provision of this Trust Agreement to such extent as may be necessary or desirable.

          Section 13.2 Meetings of the Holders of Trust Securities; Action by
                       ------------------------------------------------------
Written Consent.
---------------

          (a) Meetings of the Holders of any class of Trust Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Trust Agreement, the terms of the Trust Securities, the Agreement of Limited Partnership, the Trust Guarantees, the Partnership Guarantee, any Investment Guarantee, the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading, the Business Trust Act or other applicable law. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Trust Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in writing stating that the signing Holders of Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Trust Securities calling a meeting shall specify in writing the certificates held by the Holders of Trust Securities exercising the right to call a meeting and only those Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          (b) Except to the extent otherwise provided in the terms of the Trust Securities, the following provisions shall apply to meetings of Holders of Trust
Securities:

               (i) notice of any such meeting shall be given to all the Holders of Trust Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Any action that may be taken at a meeting of the Holders of Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Trust Securities owning not less than the minimum amount of Trust Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Trust Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Trust Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

               (ii) each Holder of a Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of Trust Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Trust Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Trust Securities were shareholders of a Delaware corporation;

               (iii) each meeting of the Holders of the Trust Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

               (iv) unless the Business Trust Act, this Trust Agreement, the terms of the Trust Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Trust Preferred Securities are then listed for trading, otherwise provide, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Trust Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIV
                      REPRESENTATIONS OF PROPERTY TRUSTEE
                             AND DELAWARE TRUSTEE

               Section 14.1 Representations and Warranties of Property Trustee.
                            --------------------------------------------------
The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Property Trustee represents and warrants to the Trust and the

Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          (a) The Property Trustee is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

          (b) The execution, delivery and performance by the Property Trustee of the Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Trust Agreement has been duly executed and delivered by the Property Trustee;

          (c) The execution, delivery and performance of the Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the Charter or By-laws of the Property Trustee; and

          (d) The Property Trustee, pursuant to this Trust Agreement, shall hold legal title to, and a valid ownership interest on behalf of the Holders of the Trust Securities, in the Partnership Preferred Securities and agrees that, except as expressly provided or contemplated by this Agreement, it will not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Partnership Preferred Securities.

          Section 14.2 Representations and Warranties of Delaware Trustee. The
                       --------------------------------------------------
Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) The Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

          (b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Trust Agreement; and

          (c) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

                                  ARTICLE XV
                                 MISCELLANEOUS

          Section 15.1 Notices. All notices provided for in this Trust Agreement
                       -------
shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class postage prepaid, as follows:

          (a) If given to the Trust, in care of the Property Trustee at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Trust Securities):

               Hawaiian Electric Industries Capital Trust I
               c/o The Bank of New York
               101 Barclay Street, 21st Floor
               New York, NY 10286
               Attention:  Corporate Trust Trustee
                           Administration


                     with a copy to:

               Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Attention:  Treasury Department

          (b) If given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):

               The Bank of New York (Delaware)
               White Clay Center, Route 273
               Newark, DE 19711
               Attention:  Corporate Trust Department

          (c) If given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities and the other Trustee):

               The Bank of New York
               101 Barclay Street, 21st Floor
               New York, NY 10286
               Attention:  Corporate Trust Trustee
                           Administration

          (d) If given to the Holder of the Trust Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Trust Common Securities may give notice of to the Trust):

               Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii 96813
               Attention: Treasury Department

          (e) If given to any other Holder, at the address set forth on the books and records of the Trust.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          Section 15.2  Governing Law. This Trust Agreement and the rights of
                        -------------
the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principals of conflict of laws.

          Section 15.3  Intention of the Parties. It is the intention of the
                        ------------------------
parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties.

          Section 15.4  Headings. Headings contained in this Trust Agreement are
                        --------
inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

          Section 15.5  Successors and Assigns. Whenever in this Trust Agreement
                        ----------------------
any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

          Section 15.6 Partial Enforceability. If any provision of this Trust
                       ----------------------
Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          Section 15.7 Counterparts. This Trust Agreement may contain more than
                       ------------
one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees and a duly authorized officer of the Sponsor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.

                                        /s/ Robert F. Clarke
                                        ----------------------------------------
                                        Robert F. Clarke, as Regular Trustee

                                        /s/ Robert F. Mougeot
                                        ----------------------------------------
                                        Robert F. Mougeot, as Regular Trustee

                                        /s/ Constance H. Lau
                                        ----------------------------------------
                                        Constance H. Lau, as Regular Trustee

                                        HAWAIIAN ELECTRIC INDUSTRIES, INC.,
                                        as Sponsor and Depositor

                                        By: /s/ Robert F. Mougeot
                                            ------------------------------------
                                            Name:  Robert F. Mougeot
                                            Title: Financial Vice President

                                        By: /s/ Constance H. Lau
                                            ------------------------------------
                                            Name:  Constance H. Lau
                                            Title: Treasurer

                    THE BANK OF NEW YORK (DELAWARE),
                    as Delaware Trustee


                    By: /s/ Mary Jane Morrisey
                        -----------------------------------------
                        Name:   Mary Jane Morrisey
                        Title:  Vice President

                    THE BANK OF NEW YORK, as Property
                    Trustee

                    By: /s/ Vivian Georges
                        -----------------------------------------
                        Name:   Vivian Georges
                        Title:  Assistant Vice President

                                  EXHIBIT A-1

                 FORM OF TRUST PREFERRED SECURITY CERTIFICATE


          This Trust Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York), a New York corporation, to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                     A-1.1

CERTIFICATE NO.                                      NO. OF PREFERRED SECURITIES
--------------                                       ---------------------------
TP-                                                          4,000,000
                                                         CUSIP NO. 41987M201

         CERTIFICATE EVIDENCING TRUST ORIGINATED PREFERRED SECURITIES

                                      OF

                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I

                  8.36% Trust Originated Preferred Securities
             (Liquidation Amount $25 Per Trust Preferred Security)

          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 4,000,000 preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.36% Trust Originated Preferred Securities (Liquidation Amount $25 Per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of February 1, 1997, as the same may be amended from time to time (the "Trust Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein. The Holder, by acceptance of this certificate, and each Trust Preferred Security Beneficial Owner, by acquisition of a beneficial interest in this certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes. The Property Trustee will provide a copy of the Trust Agreement, the Trust Preferred Securities Guarantee and the Agreement of Limited Partnership to the Holder without charge upon written request to the Trust at its principal place of business.

                                     A-1.2

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Trust has executed this certificate this 4th day of February, 1997.


                                        HAWAIIAN ELECTRIC INDUSTRIES CAPITAL
                                        TRUST I


                                        ________________________________________
                                        Robert F. Clarke, as Regular Trustee


                                        ________________________________________
                                        Robert F. Mougeot, as Regular Trustee


                                        ________________________________________
                                        Constance H. Lau, as Regular Trustee


                         CERTIFICATE OF AUTHENTICATION

          This certificate is one of the issue of Trust Preferred Securities described in the Trust Agreement.

Date of Authentication: _______________.


                                        THE BANK OF NEW YORK,
                                        as Property Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:

                      (See reverse for additional terms)

                                     A-1.3

                 [FORM OF REVERSE OF TRUST PREFERRED SECURITY]

          Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 8.36% of the stated liquidation amount of $25 per Trust Preferred Security. Distributions on the Trust Preferred Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.36% per annum ("Compounded Distributions"). The term "Distributions" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribution to the Holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Securities or from the Company on the Partnership Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership. If and to the extent that the Partnership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such partnership distribution, including any compounded Partnership distributions or guarantee payment, being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are legally available for that purpose pursuant to the Trust Agreement, to make a Pro Rata Distribution of the Payment Amount to the Holders of the Trust Preferred Securities.

          The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except that for any period shorter than a full 90-day quarter on the basis of the actual number of days elapsed in such 90-day quarter.

          Except as otherwise described herein, distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997 if, as and when legally available for payment by the Property Trustee. If the Trust Preferred Securities are in book-entry-only form, Distributions will be payable to the

                                     A-1.4
holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Trust Preferred Securities do not remain in book-entry-only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the payment date. Payments of accumulated Distributions will be payable to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record date as determined under the Trust Agreement with respect to the actual payment date for the Trust Preferred Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled.

          The Trust Preferred Securities shall be redeemable as provided in the Trust Agreement.

                                     A-1.5

                                  ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: ____________________________

Signature: _______________________

(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

                                     A-1.6

                                 EXHIBIT A-2

                  FORM OF TRUST COMMON SECURITY CERTIFICATE

CERTIFICATE NO.                                         NO. OF COMMON SECURITIES
--------------                                          ------------------------
TC-                                                               [          ]

                CERTIFICATE EVIDENCING TRUST COMMON SECURITIES

                                      OF

                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I

                         8.36% Trust Common Securities
              (Liquidation Amount $25 Per Trust Common Security)

          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby
certifies that [        ] (the "Holder") is the registered owner of [          ]
common securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.36% Trust Common Securities (Liquidation Amount $25 Per Trust Common Security) (the "Trust
Common Securities"). The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of February 1, 1997, as the same may be amended from time to time (the "Trust Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Trust Common Securities Guarantee to the extent provided therein. Each Holder of a Trust Common Security, by acceptance of this certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes. The Property Trustee will provide a copy of the Trust Agreement, the Trust Common Securities Guarantee and the Agreement of Limited Partnership to a Holder without charge upon written request to the Trust at its principal place of business. THE TRUST COMMON SECURITIES ARE TRANSFERABLE ON THE BOOKS AND RECORDS OF THE TRUST ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

                                     A-2.1

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Trust has executed this certificate this 4th day of February, 1997.


                                        HAWAIIAN ELECTRIC INDUSTRIES CAPITAL
                                        TRUST I


                                        ________________________________________
                                        Robert F. Clarke, as Regular Trustee


                                        ________________________________________
                                        Robert F. Mougeot, as Regular Trustee


                                        ________________________________________
                                        Constance H. Lau, as Regular Trustee

                                     A-2.2

                          FORM OF REVERSE OF SECURITY

          The Holder of Trust Common Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 8.36% of the stated liquidation amount of $25 per Trust Common Security. Distributions on the Trust Common Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.36% per annum ("Compounded Distributions"). The term "Distributions" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribution to the Holder of the Trust Common Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Securities or from the Company on the Partnership Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership. If and to the extent that the Partnership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such partnership distribution, including any compounded partnership distributions or guarantee payment, being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose pursuant to the Trust Agreement, to make a Pro Rata Distribution of the Payment Amount to the Holder.

          The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except that for any period shorter than a full 90-day quarter on the basis of the actual number of days elapsed in such 90-day quarter.

          Except as otherwise described herein, Distributions on the Trust Common Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997 if, as and when legally available for payment by the Property Trustee. Distributions will be payable to the holders of record of the Trust Common Securities as they appear on the

                                     A-2.3
books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. In the event that any date on which Distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the payment date. Payments of accumulated Distributions will be payable to the holders of record of the Trust Common Securities as recorded in the books and records of the Trust on the relevant record date with respect to the payment date for the Trust Common Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the holders of record of the Trust Common Securities as they appear on the books and records of the Trust on the relevant record date as determined under the Trust Agreement with respect to the actual payment date for the Trust Common Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled.

          The Trust Common Securities shall be redeemable as provided in the Trust Agreement.

                                     A-2.4